FIRST TRUST FUNDS
                                 CODE OF ETHICS


I.    STATEMENT OF GENERAL PRINCIPLES

      This Code of Ethics is being adopted by the funds advised by First Trust Advisors L.P. ("FTA") from time to time (each a "Fund" and collectively, the "Funds"), in recognition of the fact that each Fund owes a duty at all times to place the interests of its Investors first. In recognition of such duty it is the Funds' policy that the personal securities transactions and other activities of Fund personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" investment company securities trades. It is also the Funds' policy that Fund personnel should not take inappropriate advantage of their position with respect to a Fund and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Investors in the Funds.

II.   DEFINITIONS

      For purposes of this Code of Ethics:

            A. "Investor" shall mean any investor in a Fund.

            B. "Access Person" shall mean (i) any trustee, officer or employee of the Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities for a Fund's portfolio or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any officer of FTA who (a) has access to nonpublic information regarding the purchase or sale of securities for a Fund's portfolio, or nonpublic information regarding the portfolio holdings of a Fund; or (b) is involved in making securities recommendations to a Fund, or who has access to such recommendations that are nonpublic; or (c) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities for a Fund's portfolio or whose functions relate to the making of any such recommendations with respect to such purchases or sales.

            C. "Investment Person" shall mean any officer or employee of any Fund who in connection with his or her regular functions or duties makes, participates in or executes decisions regarding the purchase or sale of securities for a Fund's portfolio. Each person designated as an Investment Person is therefore also designated as an Access Person for purposes of this Code of Ethics.


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III.  PROHIBITED PRACTICES

      In furtherance of the policies set forth in Section I above, the following practices shall be prohibited:

            A. No Access Person shall purchase any security during the initial public offering of such security.

            B. No Access Person shall purchase any security in a private placement transaction unless the purchase has been approved IN WRITING AND IN ADVANCE by the Compliance Coordinator. In considering whether to approve any such transaction, the Compliance Coordinator shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its Investors and whether the opportunity is being offered to an individual by virtue of his or her position. Any Access Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Coordinator before he or she takes part in a subsequent consideration of a Fund's investment in that issuer, and the decision to include securities of such issuer in a Fund shall be subject to independent review by the Compliance Coordinator to a Fund. The Compliance Coordinator shall maintain a written record of any approvals granted under Section III A and B hereof.

            C. No Access Person shall purchase or sell any security on the same day that security is bought or sold by a Fund.

            D. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by a Fund if such Investments Person knows or should know that such security is being bought or sold by such Fund.

            E. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. Any profits realized on transactions prohibited by this Section shall be disgorged.

            F. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Coordinator upon a determination that board service would be consistent with the interests of a Fund and its Investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Coordinator.

            G. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

            H. No Access Person or Investment Person who has had two violations of this Code of Ethics during the prior 12 month period shall purchase or sell any security unless such purchase or sale has been approved in advance by the Compliance Coordinator.


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            I. Except with respect to private placement transactions set forth in Section III.B. above, no Access Person or Investment Person shall purchase or sell any security of an issuer with a market capitalization of less than $2 billion unless the security is a Fund as defined in Section
      I. above or a unit investment trust sponsored by First Trust Portfolios
      L.P.

IV.   COMPLIANCE PROCEDURES AND REPORTING REQUIREMENTS

      In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

            A. The securities trading personnel of the Funds shall provide the Compliance Coordinator with a daily summary of all executed orders entered by, on behalf of, or with respect to the Funds.

            B. Each Access Person shall direct any brokers, dealers or banks at which he or she maintains securities accounts to provide on a timely basis (within 30 days of each month end or calendar quarter, as applicable) duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Coordinator. The Compliance Coordinator shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

            C. Upon commencement of employment with a Fund or upon becoming an officer of a Fund, each Access Person shall disclose all personal securities holdings to the Compliance Coordinator both within 10 days after such person becomes an Access Person by and within 30 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A, and the information provided must be current as of a date no more than 45 days prior to the date such person becomes an Access Person.

            D. Within 30 days following the end of each calendar year, each Access Person shall certify to the Funds that he or she has received, read and understands this Code of Ethics and any amendments thereto and recognizes that he or she is subject to it and that he or she has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

            E. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Funds shall require the reporting of any transaction or position, in which such person has, acquires or disposes of any beneficial ownership interest.

            F. The requirements of Section IV.B through IV.E shall be deemed to be complied with by any Access Person or Investment Person who complies with substantially similar requirements contained in the FTA and First Trust Portfolios L.P. Code of Ethics.


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            G. The requirements of Section III.A., Section III.B., Section
      III.C., Section III.G., Section III.H., Section III.I. and Sections IV.B. through IV.E. shall not apply to any of the Independent Trustees of the Funds; provided, however, that if the Independent Trustee knew or, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, should have known that during the 15-day period immediately before or after the Independent Trustee's transaction in a security, a Fund purchased or sold the security, or a Fund or its investment adviser considered purchasing or selling the security, the Independent Trustee shall submit a quarterly transaction report in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended in the form of Exhibit D.

V.    PRE-CLEARANCE REQUIREMENTS

            A. An Access Person may not purchase or sell, directly or indirectly, any security in which the Access Person has (or after such transaction would have) any beneficial ownership interest unless the Access Person obtains prior approval for the transaction from the Compliance Coordinator. Pre-clearance requests must be made on the date of the contemplated transaction, through the use of the pre-trade authorization function contained within FTA's automated pre-clearance system. Pre-clearance requests will be reviewed to determine whether the proposed transaction complies with this Code of Ethics, whether the security is restricted for employees and whether the proposed transaction raises any potential conflicts of interest or other issues. The Compliance Coordinator will communicate to the requesting Access Person its approval or denial of the proposed transaction via the automated pre-clearance system application or via e-mail. Any approval will remain in effect only until the end of the trading day on which the approval was granted. Access Persons must wait for approval before placing the order with their broker.

            B. The Compliance Coordinator will maintain an electronic log of all pre-clearance requests and will record the approval or denial of each request contained in the log.

            C. The requirements of Section V.A. shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the FTA and First Trust Portfolios L.P. Code of Ethics.

            D. The requirements of Section V. shall not apply to any of the Independent Trustees of the Funds.

VI.   APPROVED BROKER LIST

            A. With respect to all personal securities transactions, each Access Person shall maintain an account only with a broker, dealer or bank that is on the Funds' approved broker list attached as Exhibit C hereto (the "Approved Broker List"). The Approved Broker List shall be maintained by the Compliance Coordinator and may be amended at any time at the discretion of the Compliance Coordinator.


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            B. The requirements of Section VI.A. shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the FTA and First Trust Portfolios L.P. Code of Ethics.

            C. The requirements of Section VI. shall not apply to any of the Independent Trustees of the Funds.

VII.  EXEMPTIONS

      1. The following shall be exempted from the Prohibited Practices of
Section III.C., III.D. and III.H. and the Compliance Procedures and Reporting Requirements set forth in Section IV; provided, however, that transactions included in Section VII.A.5 must be included in the initial and annual holdings reports submitted pursuant to Section IV.C.; and provided further that the names of any and all brokers, dealers or banks with which an Access Person maintains accounts in which ANY SECURITIES ARE HELD for the Access Person's direct or indirect benefit must be disclosed in the initial and annual holdings reports submitted pursuant to Section IV.C.:

            A. Direct obligations of the Government of the United States.

            B. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

            C. Shares issued by money market funds.

            D. Shares issued by open-end investment companies other than the Funds and exchange-traded funds ("ETFs").

            E. Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

      2. The following shall be exempted from the Prohibited Practices of
Section III.C., III.D. and III.H., BUT NOT FROM THE COMPLIANCE PROCEDURES AND REPORTING REQUIREMENTS SET FORTH IN SECTION IV. ABOVE:


            A. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $2 billion at the time of the transaction.

            B. With respect to the purchase or sale of shares of issuers who have a market capitalization of less than $2 billion, the purchase or sale of shares in a single round-lot transaction of 100 shares, or odd-lot transactions of less than 100 shares, when the aggregate number of shares of such securities purchased or sold on a given day does not exceed 100 shares.

            C. Purchases or sales of a security on behalf of an Investment Person or an Access Person within a discretionary account when ALL investment decisions are made by a person or entity who is UNRELATED to



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      the Investment Person or Access Person and such discretionary account has been approved in advance by the Funds' Compliance Coordinator. A copy of the executed investment management agreement must also be provided to the Funds' Compliance Coordinator. If such discretionary account is not approved by the Funds' Compliance Coordinator the Investment Person or Access Person, as the case may be, is prohibited from maintaining the discretionary account regardless of whether the Investment Person or Access Person is seeking exemption from the Prohibited Practices of
      Section III.C. and III.D.

            D. Purchases or sales of shares of ETFs.

            E. Unit investment trusts.

            F. Sales of shares of distressed issuers (i.e., imminent bankruptcy) whose shares are traded on a national or foreign securities exchange and which had a market capitalization of at least $2 billion at the time of the acquisition so long as such transaction is approved in advance by the Compliance Coordinator. Such approval may be withheld at the discretion of the Compliance Coordinator.

      3. The following shall be exempted from the Pre-Clearance Requirements of
Section V.:

            A. Direct obligations of the Government of the United States.

            B. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

            C. Shares issued by money market funds.

            D. Shares issued by open-end investment companies other than the Funds and ETFs.

            E. Unit investment trusts.

            F. Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

            G. Purchases or sales of a security on behalf of an Investment Person or an Access Person within a discretionary account when ALL investment decisions are made by a person or entity who is UNRELATED to the Investment Person or Access Person and such discretionary account has been approved in advance by the Funds' Compliance Coordinator. A copy of the executed investment management agreement must also be provided to the Funds' Compliance Coordinator. If such discretionary account is not approved by the Funds' Compliance Coordinator the Investment Person or Access Person, as the case may be, is prohibited from maintaining the discretionary account regardless of whether the Investment Person or Access Person is seeking exemption from the Prohibited Practices of
      Section V.


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      4. The following shall be exempted from the Approved Broker List
Requirements of Section VI.:

          A. Discretionary accounts where ALL investment decisions are made by a person or entity who is UNRELATED to the Investment Person or Access Person and such discretionary account has been approved in advance by the Funds' Compliance Coordinator. A copy of the executed investment management agreement must also be provided to the Funds' Compliance Coordinator. If such discretionary account is not approved by the Funds' Compliance Coordinator the Investment Person or Access Person, as the case may be, is prohibited from maintaining the discretionary account.

          B. Brokerage accounts where the only securities contained in such account are (i) direct obligations of the Government of the United States,
      (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by money market funds, and/or (iv) shares issued by open-end investment companies but not the Funds and ETFs.

          C. Brokerage accounts required by law or company policy to be maintained at a broker, dealer or bank not contained on the Approved Broker List; provided, however, all discretionary accounts must comply with the provisions contained in Section VII.D.1.

VI.   SANCTIONS

      Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Funds may impose such sanctions as deemed appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator. In addition, any profits realized on transactions prohibited by this Code of Ethics shall be disgorged.

Amended:  June 13, 2005
Amended:  December 31, 2008
Amended:  March 22, 2010
Amended:  September 16, 2013
Amended:  October 30, 2013


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                                   EXHIBIT A

                                 CODE OF ETHICS
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT

Name of Access/Investment Person: ______________________________________________

Date: _______________

[_] I hereby certify that as of _______________, I had a beneficial ownership interest in no securities other than those set forth below.

      ISSUER               # OF SHARES/PRINCIPAL AMOUNT             MARKET VALUE








                                       OR

[_] I hereby certify that as of _______________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.


                                       OR

[_] I hereby certify that as of _______________, I had a beneficial interest in no securities.

As of ______________, I maintained accounts where securities are held for my direct or indirect benefit at the following brokers, dealers or banks:

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                                                   Signature



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                                   EXHIBIT B

                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION

      I, ____________________, hereby certify that I have received, read, and understand the Code of Ethics for the Funds dated October 30, 2013. I recognized that I am subject to this Code of Ethics. Furthermore, I certify that (i) I have complied during the preceding year with the provisions of the Code of Ethics in effect during such time period, (ii) I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics in effect during such time period, (iii) I will comply with the provisions of the Code of Ethics dated October 30, 2013, as may be amended from time to time, during the next twelve months and (iv) I will disclose or report all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics dated October 30, 2013, as may be amended from time to time, during the next twelve months.

Date: _______________

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                                         Signature



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                                   EXHIBIT C

                              APPROVED BROKER LIST

                 TO BE MAINTAINED BY THE COMPLIANCE COORDINATOR



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                                   EXHIBIT D

                          QUARTERLY TRANSACTION REPORT

Name: __________________________________________________________________________

Date: _______________

[_] I hereby certify that during the calendar quarter ended _________________, I had a beneficial ownership interest in the following securities transactions:

       TYPE OF         TYPE OF                         # OF SHARES/
     TRANSACTION      SECURITY          ISSUER      PRINCIPAL AMOUNT    $ AMOUNT








                                       OR

[_] I hereby certify that during the calendar quarter ended _________________, I had a beneficial ownership interest in no securities transactions other than those set forth on the attached brokerage account confirmations.


                                       OR

[_] I hereby certify that during the calendar quarter ended _________________, I had a beneficial ownership interest in no securities transactions.



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                                         Signature